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                                                                   EXHIBIT 99.2

                            GOLF ENTERPRISES, INC.

               SPECIAL MEETING OF STOCKHOLDERS -- JULY 25, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GOLF ENTERPRISES, INC., a Kansas Corporation ("GEI"), revoking all prior proxies, does hereby nominate, constitute and appoint Robert H. Williams and John H. Berndsen, or either of them, the true and lawful proxies, agents and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of common stock of GEI, standing in the name of the undersigned on GEI's books at the close of business on June 4, 1996, at the Special Meeting of Stockholders to be held at the Doubletree Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas on July 25, 1996 at 10:00 a.m. local time (or at any adjournments or postponements thereof) (the "Special Meeting"), with all the powers which would be possessed by the undersigned if personally present, upon the following proposals described in the accompanying Joint Proxy Statement--Prospectus dated June 21, 1996 (the "Joint Proxy Statement--Prospectus").

                  (Continued and to be signed on other side)
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                                               Please mark
                                               your votes
                                               as in this   [X]
                                               example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION AND APPROVAL OF THE AGREEMENT DESCRIBED IN PROPOSAL 1 BELOW AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ASSET PURCHASE AND THE MERGER.

1. Proposal to adopt and approve the Asset Purchase Agreement and Agreement and Plan of Merger dated as of February 2, 1996, as amended (The "Acquisition Agreement") among GEI, National Golf Properties, Inc. and GEI Acquisition Corporation, and the transactions contemplated thereby, including the Asset Purchase and the Merger.

       FOR        AGAINST       ABSTAIN
       [_]         [_]           [_]

2. In their discretion, to vote on any other matter that may properly come before the Special Meeting and at any adjournments or postponements thereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
 CARD IN THE ENCLOSED ENVELOPE AS SOON AS
 POSSIBLE TO ENSURE RECEIPT PRIOR TO THE SPECIAL
 MEETING. THE ENCLOSED ENVELOPE REQUIRES NO
 POSTAGE IF MAILED IN THE UNITED STATES.

IF NO CONTRARY INSTRUCTION IS INDICATED ABOVE, THIS PROXY WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CON-TEMPLATED THEREBY, INCLUDING THE ASSET PURCHASE AND THE MERGER.

The undersigned hereby acknowledges receipt of the accompanying Notice of Spe-cial Meeting of Stockholders dated June 26, 1996 and the Joint Proxy State-ment--Prospectus.

I PLAN TO ATTEND THE SPECIAL MEETING. [_]

Signature(s) ____________________________   Date _______________________ , 1996

Note: Please sign name exactly as your name (or names) appears printed in the space above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.